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                                                                 EXHIBIT 10.2(b)

AMENDMENT #2
TO THE
CITIZENS & NORTHERN BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


As authorized by Section 7.02 of the Citizens & Northern Bank Supplemental Executive Retirement Plan ("Plan") as effective January 1, 1989, the employer, Citizens & Northern Bank, hereby amends the Plan in the following manner:

FIRST: Section 1. 12 is amended to decrease the age required for retirement under the Plan. As amended, Section 1. 12 shall read as follows:

         1. 12 Retirement Date: The later of age 55 or 5 years of participation in the Plan.

SECOND: Section 4.02 (as modified by Amendment #1) is amended to clarify that the Participant has the right to determine the periodic payout amount and period of payment, subject to the forfeiture provisions as contained in Section 5.03. As amended, Section 4.02 shall read as follows:


         1.2 The benefit payable to or on behalf of a Participant as determined under Section 4.01 shall only be paid in the form of an annuity, with ownership of the annuity, payment provisions and forfeitability as determined in this Plan. The Participant shall have the option to determine the periodic payout amount of the annuity and the period of payout at the time of the distributable event described in Section 4.03 based upon the funds in the Participant's account, subject to the overriding forfeiture provisions in Section 5.03 and in other provisions of the Plan. In the case of a death benefit payment under Section 4.06, the designated beneficiary shall elect the periodic payout amount of the annuity and the period of payout as if he/she were the Participant, subject to the forfeiture provisions in Section 5.03 and in other provisions of the Plan.

THIRD: Section 5.03 is amended to provide for the general forfeiture of account balances while employed and forfeiture of annuity benefits in the event of violation of the noncompetition clause contained in the amended section. As amended, Section 5.03 shall read as follows:

         1.3 Termination of Participant's employment by the Participant or by the Employer before the occurrence of one of the events enumerated in Section 4.03 of the Plan shall result in the forfeiture of the Participant's interest in his/her Account. Each Participant's interest in his/her account maintained in the Trust Fund shall be forfeitable. Each Participant's annuity interest in his/her Account maintained in the Trust Fund shall be subject to forfeiture until it is received by the Participant as a periodic annuity payment. Ownership of any annuity contract purchased or self-funded annuity determined pursuant to Section 4.02 of the Plan shall be retained by the Trustee.

                  Notwithstanding anything herein contained to the contrary, no payment of any then unpaid annuity payment shall be made and all rights under the Plan to future annuity payments of any Participant, Beneficiary of a Participant, executor or administrator of a Participant or Beneficiary, or any other person, to receive payments thereof shall be forfeited if the Participant or Beneficiary shall directly or indirectly, alone or for the account of themselves, or as a partner, member, employee, advisor or agent of any partnership or joint venture, or as a trustee, officer, director, shareholder, employee, advisor, or agent of any corporation, trust, or other business organization or entity, own, manage, advise, encourage, support, finance, operate, join, control, carry on, engage or participate in the ownership, management, operation or control of or be connected in any manner with any business or any line of business of Employer at the time of the distributable event described in Section 4.03, in any geographic area served by the Employer at the time of said distributable event. The Board shall determine, in its sole and uncontrolled discretion, whether the Participant or Beneficiary has engaged in such activity described herein in the geographic area served by the Employer and such decision shall be binding on the Participant or Beneficiary.

FOURTH: Five sections of the Plan require amendment in order to be consistent with the amendments that are detailed above. As amended, those sections read as follows:

                  1.3 Payment of benefits due as determined in Section 4.02 of the Plan shall commence upon the occurrence of one of the following events:
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                           (a)      the Participant's attainment of his/her
                                    Retirement date;

                           (b)      the disability of the Participant;

                           (c)      the death of the Participant; or

                           (d) the acquisition of the employer by another institution.

                  1.1 This Trust is established by the Employer for the purpose of accumulating funds to pay benefits under the Plan. Payments from the Trust to Participants or their Beneficiaries shall be in discharge of the Employer's liability under the terms of the Plan to such Participants to the extent such benefits are paid from the Trust and to the extent benefits are not forfeited as determined herein.

                  1.8 Except as otherwise provided in the Plan, the income and profits of the Trust Fund shall be accumulated and added to the principal of the Trust Fund and invested and reinvested therewith as a single fund. The Trustee is authorized to invest the assets of the Trust Fund in investments including but not limited to bonds, notes, debentures, mortgages, certificates, annuities, the stock of the Employer, preferred or common stock or such other property, real or personal, within the United States. The Trustee in its discretion may hold in cash such portion of the Trust Fund as shall be reasonable under the prevailing circumstances, pending investment or payment of expenses or distribution of benefits. Such investments must be sufficiently diversified or insured or otherwise guaranteed to minimize the risk of large losses.

                  1.16 During the period of time an employee participates in the Plan and prior to the Trustee obtaining an annuity to pay benefits to a participant, the Trustee will maintain a separate Account for each Employee to which will be credited the Employer contributions and earnings thereon. As of each Valuation Date the Trustee shall value each Participant's Account as follows:

                          (a)       As of each Valuation Date, or more
                                    frequently, any increases or decreases in the fair market value of the Trust Fund since the last adjustment and all income of the Trust Fund for such period shall be credited to or deducted from the Account of a Participant in the ratio that such Account bears to all Accounts.

                          (b) As of each Valuation Date the Accounts of all Participants shall be adjusted to reflect the effects of income, realized and unrealized gains and losses and expenses.

                          (c) In order to determine the increase or decrease in the fair market value of the Trust Fund, the market value of the Trust assets there shall be subtracted therefrom:

                                    (i)      the amount of any Employer
                                             contributions which have been made
                                             to the Trust Fund for that Plan
                                             Year; and

                                    (ii)     the amount of any benefits which
                                             are due but not yet paid.

                          (d) Credits or deductions to a Participant's Account shall be deemed to have been made on the date to which they are related although actually determined on some later date. Distributions to a Participant or Beneficiary shall be based on the Valuation Date coincident with or preceding the date of payment.

                  1.7 No Account created for an employee or benefit payable or periodic annuity payment that is payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge prior to actual receipt thereof by the payee. Any attempt to do so shall be void and the Employer shall not be liable for or subject to the debts, contracts, liabilities or torts of any person entitled to any benefit or annuity payment under the Plan.

FIFTH: This Amendment is made effective as of the date of its adoption.

SIXTH: All other provisions of the Plan remain in full force and effect.

Executed this 21st day of December, 2000, by the duly authorized agent of Citizens & Northern Bank.


                                 Title: Chairman, President and CEO
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